UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 6, 2006

MTI Technology Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23418 (Commission File Number)	95-3601802 (I.R.S. Employer Identification No.)
17595 Cartwright Road
Irvine, California 92614
(Address of Principal Executive Offices) (Zip Code)
(949) 251-1101
(Registrant’s Telephone Number,
Including Area Code)
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     The information disclosed below under Item 5.02 is incorporated herein by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On September 6, 2006, MTI Technology Corporation (the “Company”) publicly announced the appointment of Nick V. Ganio to the position of Executive Vice President, Worldwide Sales and Marketing. Mr. Ganio’s hire date was September 1, 2006.
     Pursuant to the Company’s employment arrangements with Mr. Ganio, age 47, he is entitled to receive a bi-weekly salary of approximately $10,577 and monthly automobile allowance of $750. Mr. Ganio is also entitled to receive reimbursement for medical expenses not covered by the Company’s health plans, as well as a personal $1 million term life insurance policy paid for by the Company. Mr. Ganio is also eligible to receive up to $150,000 annually in incentive compensation based on the achievement of goals and objectives to be set by the Company’s Chief Executive Officer and Compensation Committee. Mr. Ganio will be entitled to six months severance if he is terminated without cause after one year of employment.
     In connection with his appointment, on September 1, 2006 Mr. Ganio received an option to purchase 150,000 shares of the Company’s common stock, at a per share exercise price of $1.02 (the closing price of the Company’s common stock on the Nasdaq Capital Market on the date of grant), and a grant of 350,000 shares of restricted stock. The option vests as to 1/6 of the shares six (6) months after his date of hire, and as to 1/30 of the shares each month thereafter such that the option will be vested in full 36 months after his date of hire. The restricted stock vests as to 1/3 of the shares twelve (12) months after his date of hire, and as to 1/24 of the shares each month thereafter such that the restricted stock grant will be vested in full 36 months after his date of hire. The vesting of the stock option and restricted stock is subject to Mr. Ganio’s continued employment to the other terms and conditions of the respective award agreements and the Company’s 2001 Stock Incentive Plan. The Company’s 2001 Stock Incentive Plan and forms of restricted stock and stock option award agreements have been previously filed as Exhibit 10.30 to the Company’s Form 10-K filed with the SEC on June 12, 2001, and Exhibits 10.24 and 10.25 to the Company’s Form 10-K filed with the SEC on June 30, 2006, respectively, and are incorporated herein by reference.
     Mr. Ganio will also be entitled to receive a Change of Control Agreement in substantially the form the Company has previously entered into with its other executive officers. The Company’s standard form of Change of Control Agreement has been previously filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on February 13, 2006, and is incorporated herein by reference.
     The Company’s press release announcing Mr. Ganio’s appointment is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 6, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTI TECHNOLOGY CORPORATION
Date: September 6, 2006	By:	/s/ Scott J. Poteracki
Scott J. Poteracki
Executive Vice President, Chief Financial Officer and Secretary

Index to Exhibits

Exhibit No.	Description
99.1	Press Release dated September 6, 2006.